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                                                                   EXHIBIT 23.12

                           CONSENT OF FUTURE DIRECTOR

   I consent to being named as a person about to become a director of MI Entertainment Corp. in the Registration Statement on Form S-1 of MI Entertainment Corp. for the registration of its Class A Subordinate Voting Stock.

                                                   /s/ Edward C. Lumley
                                            -----------------------------------
                                            Name:    Edward C. Lumley

Dated as of January 14, 2000